UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2020

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 1, 2020, the Board of Directors (the “Board”) of Diffusion Pharmaceuticals Inc. (the “Company”) appointed Jane H. Hollingsworth as a director of the Company. Upon Ms. Hollingsworth’s appointment as a director of the Company, the size of the Board was expanded from six to seven members. Ms. Hollingsworth was also appointed to serve on the audit, compensation and nominating & corporate governance committees of the Board.

Ms. Hollingsworth, age 61, currently serves as Managing Partner of Militia Hill Ventures (“Militia Hill”), an investment firm focused on building, growing and investing in high-quality life sciences companies, a role she has held since Militia Hill’s founding in 2013. Prior to founding Militia Hill, Ms. Hollingsworth served as Executive Chair of Immunonome Inc., a cancer immunotherapy company, and co-founder and Chief Executive Officer of NuPathe, Inc. (“NuPathe”), a publicly-traded biopharmaceutical company focused on diseases of the central nervous system, prior to the acquisition of NuPathe by Teva Pharmaceuticals in 2014. She also currently serves on the board of various industry and community organizations, including DS Biopharma, Talee Bio, the University City Science Center, the Kimmel Center for the Performing Arts and Breatcancer.Org. Ms. Hollingsworth received her B.A. from Gettysburg College and her J.D. from Villanova University.

In connection with her appointment to the Board, on September 1, 2020, Ms. Hollingsworth was granted stock options to purchase 67,400 shares of the Company’s common stock with an exercise price of $0.91 per share (the “Option Grant”), the closing price of the Company’s common stock on September 1, 2020. Ms. Hollingsworth was also granted, on September 1, 2020, restricted stock units representing 54,900 shares of the Company’s common stock (the “RSU Grant”). The Option Grant will vest in 18 equal monthly installments on the last calendar day of the next 18 months and the RSU Grant will vest in six (6) equal quarterly installments on the last calendar day of each quarter over the 18 month period beginning on March 1, 2022. In addition to the Option Grant and the RSU Grant, Ms. Hollingsworth will also receive an annual retainer and other compensation payable to the Company’s non-employee directors as described in the Company’s filings with the Securities and Exchange Commission.

There are no arrangements or understandings between Ms. Hollingsworth and any other persons pursuant to which Ms. Hollingsworth was selected as a director of the Company. There are also no family relationships between Ms. Hollingsworth and any director or executive officer of the Company.

Additional information regarding Ms. Hollingsworth’s appointment as a director is contained in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated as of September 1, 2020, announcing the appointment of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2020	Diffusion Pharmaceuticals, Inc.

	By:	/s/ William Hornung
Name: William Hornung
Title: Chief Financial Officer